Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 O: 650.493.9300 F: 650.493.6811

September 22, 2020

Palantir Technologies Inc.

1555 Blake Street, Suite 250

Denver, Colorado 80202

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Palantir Technologies Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of (i) 150,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”) reserved for issuance pursuant to the Company’s 2020 Equity Incentive Plan, (ii) 165,900,000 shares of Class A Common Stock and 165,900,000 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”) reserved for issuance pursuant to the Company’s 2020 Executive Equity Incentive Plan, (iii) 635,030,043 shares of Class A Common Stock and 125,538,944 shares of Class B Common Stock reserved for issuance pursuant to the Company’s Amended 2010 Equity Incentive Plan, (iv) 60,897,579 shares of Class A Common Stock and 60,897,579 shares of Class B Common Stock reserved for issuance pursuant to the Company’s stand-alone Option Agreement dated September 22, 2009 and (v) 8,000,000 shares of Class A Common Stock and 8,000,000 shares of Class B Common Stock reserved for issuance pursuant to the Company’s stand-alone Option Agreement dated January 24, 2011 (which plans and agreements are referred to herein as the “Plans” and which shares of Class A Common Stock and Class B Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI, P.C.

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE